UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 30, 2004

RYERSON TULL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address of Principal Executive Offices) (Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K originally filed by Ryerson Tull, Inc. on August 4, 2004 in connection with the acquisition of J&F Steel, LLC is being filed to comply with the 8-K requirements effective since August 23, 2004 to include the required disclosure under Item 2.01, Completion of Acquisition or Disposition of Assets, and the required financial information under Item 9.01, Financial Statements and Exhibits, which Financial Statements were omitted from the August 4, 2004 Form 8-K as permitted by subparagraphs (a)(4) and (b)(2) of Item 9.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 30, 2004, Ryerson Tull, Inc. (the “Company”), through its wholly owned subsidiary Joseph T. Ryerson & Son, Inc., acquired 100% of the equity interest of J & F Steel, LLC (“J & F”) from Arbed Americas, LLC. The execution of the definitive agreement to purchase J & F was announced on June 15, 2004. The originally announced purchase price of $55 million, including assumption of debt, was increased to approximately $55.3 million, which amount is subject to post-closing adjustment in accordance with provisions of the Purchase Agreement, dated June 14, 2004, by and among the Company, J & F Steel, LLC, Arbed Americas, LLC, Arcelor USA Holding, Inc. and Arcelor, S.A. At closing, the Company paid approximately $22.3 million in cash to Arbed Americas, LLC, repaid approximately $19.5 million of J & F Steel’s intercompany borrowings, and deposited funds in escrow to pay principal, interest and fees for redemption of the $9 Million Town of Burns Harbor, Indiana, Adjustable Rate Industrial Development Revenue Bonds, Series 1996 (J & F Steel Corporation) and $4.5 Million Georgetown Charter Township, Michigan Limited Obligation Variable Rate 7-Day Demand Industrial Development Bonds, Series 1989 (J & F Steel Corporation Project). Additional purchase cost, consisting of acquisition expenses and the post-closing adjustment, is estimated to be $3.7 million. The purchase price was determined in arms’-length negotiation with seller Arbed Americas, LLC. None of Arbed Americas, LLC and its affiliates are affiliated with any of the Company, the Company’s directors and officers, or associates of the Company’s directors and officers.

The Company’s source of funds for the acquisition were funds borrowed under its revolving credit agreement with certain of its subsidiaries, a group of 14 lenders, JP Morgan Chase Bank as Administrative Agent, Security Agent and Swingline Bank, and General Electric Capital Corporation, as Syndication Agent and Security Agent. Simultaneously with the closing of the J & F acquisition, the revolving credit agreement was amended to increase the facility from $450 million to $525 million, to extend its termination date from December 31, 2006 to July 30, 2008, to add J & F as a borrower to the facility, and to make certain conforming and technical changes to the agreement.

As a result of the acquisition of J & F, the Company acquired four carbon flat rolled processing facilities and related equipment located in Burns Harbor, IN, Memphis, TN, Middleton, OH, and Jenison, MI. The Company intends to continue use of the facilities as carbon flat rolled processing facilities. The Company’s subsidiary, Joseph T. Ryerson and Son, Inc., (“Ryerson”) has met with union representatives to discuss the relocation of its Ryerson Tull Coil Processing division’s metals processing center at 111th Street, Chicago, IL, to J & F’s Burns Harbor location. As a result of these discussions, Ryerson and the union signed a memorandum of agreement on September 1, 2004 that established one collective bargaining agreement covering both locations, Burns Harbor and Chicago.

Item 9.01. Financial Statements and Exhibits

The following documents are filed as part of this report:

(a	)	Financial Statements of Business Acquired

Report of Independent Auditors
Balance Sheets as of December 31, 2002 and 2003 and June 30, 2004 (unaudited)
Statements of Operations for the years ended December 31, 2001, 2002 and 2003 and for the six months ended June 30, 2003 and 2004 (unaudited)
Statements of Changes in Stockholders’ Equity for the years ended December 31, 2001, 2002 and 2003 and for the six months ended June 30, 2004 (unaudited)
Statements of Cash Flows for the years ended December 31, 2001, 2002 and 2003 and for the six months ended June 30, 2003 and 2004 (unaudited)
Notes to financial statements

(b	)	Pro Forma Financial Information

Balance Sheet as of June 30, 2004
Statements of Operations for the six months ended June 30, 2004
Statements of Operations for the year ended December 31, 2003
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c	)	Exhibits.

A list of exhibits filed herewith or incorporated by reference herein is contained on the Exhibit Index immediately preceding such exhibits, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON TULL, INC.

Dated: October 6, 2004		/s/ Lily L. May
	By:	Lily L. May
	Its:	Vice President, Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*

Purchase Agreement, dated June 14, 2004 between the Company, Arbed Americas, LLC, J & F Steel, LLC, Arcelor USA Holding Inc. and Arcelor S.A. (Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 4, 2004 (File No. 1-9117), and incorporated by reference herein)

[The schedules and exhibits to the Purchase Agreement have been omitted in accordance with the instructions to Item 601 (b) (2) of Regulation S-K. The registrant hereby undertakes to provide a copy of the schedules and exhibits to the staff of the Securities and Exchange Commission upon request.]

2.2*	Amendment Number One to Purchase Agreement dated July 29, 2004 (Filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on August 4, 2004 (File No. 1-9117), and incorporated by reference herein)

23.1	Consent of KPMG LLP

99.1*	Press release, dated August 2, 2004 (Filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 2, 2004 (File No. 1-9117), and incorporated by reference herein)

99.2	Financial Statements of J & F Steel

99.3	Pro forma financial statements

*	Previously filed.